EX-33.3
Certification Regarding Compliance with Applicable Servicing Criteria

1. Citi Residential Lending Inc. ("Citi RL" or the "Servicer") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB as of December 31, 2007 and for the period beginning on September 1, 2007 through and including December 31, 2007 (the "Reporting Period"), as set forth in Appendix D hereto. The transactions covered by this report include asset-backed securities transactions that were issued on or after January 1, 2006 that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for which Citi RL acted as master servicer or servicer involving first lien and second lien subprime residential mortgage loans as set forth on Appendix B (the "Platform") pursuant to the related transaction documents listed on Appendix A;

2. Citi RL has engaged certain vendors, which are not servicers as defined in
   Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and Citi RL elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix D hereto;

3. Except as set forth in paragraph 4 below, Citi RL used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix D hereto are inapplicable to Citi RL based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Citi RL has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix C hereto;

6. Citi RL has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for. the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix C hereto;

7. Citi RL has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

8. On September 1, 2007, the Ameriquest Mortgage Company's servicing platform was acquired by Citi RL at which time, Citi RL became the successor servicer for each transaction serviced by Ameriquest Mortgage Company; and

9. KPMG LLP, a registered public accounting firm, has issued an attestation report on Citi RL's compliance with the applicable servicing criteria for the Reporting Period.


(page)


March 14, 2008

CITI RESIDENTIAL LENDING INC.



By: /s/ Jane Johnson
Name: Jane Johnson
Title: Executive Vice President
Loan Servicing

By: /s/ Jule J Keen
Name: Jule J Keen
Title: Executive Vice President
Special Servicing


(page)


Appendix A

1.Pooling and Servicing Agreement dated as of January 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W1)

2. Pooling and Servicing Agreement dated as of February 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W2)

3.Pooling and Servicing Agreement dated as of February 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-R1)

4. Pooling and Servicing Agreement dated as of March 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-R2)

5. Pooling and Servicing Agreement dated as of March 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W3)

6. Pooling and Servicing Agreement dated as of April 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W4)

7. Pooling and Servicing Agreement dated as of May 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W5)

8. Pooling and Servicing Agreement dated as of June 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-M1)

9.Pooling and Servicing Agreement dated as of August 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-M2)

10. Pooling and Servicing Agreement dated as of August 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association as servicers, Citibank, N.A. as trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-HE2)

11. Pooling and Servicing Agreement dated as of September 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee.
(AMSI 2006-M3)


(page)


12. Pooling and Servicing Agreement dated as of September 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Citibank, N.A. as trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-AMC1)

13. Pooling and Servicing Agreement dated as of October 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company, Wells Fargo Bank, N.A. and Opteum Financial Services, LLC as servicers, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-FX1)

14. Pooling and Servicing Agreement dated as of June 1, 2007, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee. (CMLTI 2007-AMC4)

15. the Servicing Agreement dated as of September 1, 2007, between Citigroup Global Markets Realty Corp. as owner and Citi Residential Lending Inc. as servicer (CMLTI 2007-10)


(page)


Appendix B

1. Argent Securities Trust 2006-W1, Asset-Backed Pass-Through Certificates, Series 2006-W1

2. Argent Securities Trust 2006-W2, Asset-Backed Pass-Through Certificates, Series 2006-W2

3. Ameriquest Mortgage Securities Trust 2006-R1, Asset-Backed Pass-Through Certificates, Series 2006-R1

4. Ameriquest Mortgage Securities Trust 2006-R2, Asset-Backed Pass-Through Certificates, Series 2006-R2

5. Argent Securities Trust 2006-W3, Asset-Backed Pass-Through Certificates, Series 2006-W3

6. Argent Securities Trust 2006-W4, Asset-Backed Pass-Through Certificates, Series 2006-W4

7. Argent Securities Trust 2006-W5, Asset-Backed Pass-Through Certificates, Series 2006-W5

8. Argent Securities Trust 2006-M1, Asset-Backed Pass-Through Certificates, Series 2006-M1

9. Argent Securities Trust 2006-M2, Asset-Backed Pass-Through Certificates, Series 2006-M2

10. Citigroup Mortgage Loan Trust 2006-HE2, Asset-Backed Pass-Through Certificates, Series 2006-HE2 ("CMLTI 2006-HE2")

11. Ameriquest Mortgage Securities Trust 2006-M3, Asset-Backed Pass-Through Certificates, Series 2006-M3

12. Citigroup Mortgage Loan Trust 2006-AMC1, Asset-Backed Pass-Through Certificates, Series 2006-AMC1 ("CMLTI 2006-AMC1")

13. Citigroup Mortgage Loan Trust 2006-FX1, Asset-Backed Pass-Through Certificates, Series 2006-FX1 ("CMLTI 2006-FX1")

14. Citigroup Mortgage Loan Trust 2007-AMC4, Asset-Backed Pass-Through Certificates, Series 2007-AMC4

15. Citigroup Mortgage Loan Trust 2007-10, Mortgage Pass-Through Certificates, Series 2007-10


(page)


Appendix C Material instances of noncompliance by the Servicer

Regulation AB Item - 1122(d)(4)(vi) - In certain instances, the Servicer did not obtain all documentation required by the transaction documents with respect to modifications. The Servicer has since reviewed its internal procedures regarding documentation required for loan modifications and has plans to implement changes which are meant to prevent future instances of non-compliance.

Regulation AB Item 1122(d)(4)(vii) - The Servicer did not obtain all documentation as required by the transaction documents with respect to loss mitigation and recovery actions. The Servicer has since reviewed its internal procedures regarding loss mitigation and recovery actions and has plans to implement changes which are meant to prevent future instances of non-compliance.

Regulation AB Item 1122(d)(4)(xiv) - In certain instances, the Servicer did not obtain all documentation required by its internal policies regarding charged off assets. The Servicer has since reviewed its internal procedures regarding loss mitigation and recovery actions and has plans to implement changes which are meant to prevent future instances of non-compliance.


(page)


Appendix D

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Servicer
                                                                                the                 for which the    or by
                                                                   Performed    Servicer is         Servicer is      subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference                            Criteria                      the Servicer Party               Party (1)        Servicer (2)

                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                      X
                agreements to maintain a back-up servicer
                for the mortgage loans are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on mortgage loans are deposited               X
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                                                                             X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                of this Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                  X                                X (3)
                to prevent unauthorized access.

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Servicer
                                                                                the                 for which the    or by
                                                                   Performed    Servicer is         Servicer is      subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference                            Criteria                      the Servicer Party               Party (1)        Servicer (2)

1122(d)(2)(vii) Reconciliations are prepared on a                      X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                  X(4)                                              X(4)
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports: (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of mortgage
                loans serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                 X(5)                                              X(5)
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                  X
                posted within two business days to the
                Servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                  X
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on mortgage loans               X (6)        X (6)
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Mortgage loan and related documents are                X (7)        X (7)
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                             X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on mortgage loans, including any              X
                payoffs, made in accordance with related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related mortgage loan documents.

1122(d)(4)(v)   Servicer's records regarding the mortgage              X
                loans agree with the Servicer's record's with
                respect to an obligor's unpaid principal
                balance.

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Servicer
                                                                                the                 for which the    or by
                                                                   Performed    Servicer is         Servicer is      subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference                            Criteria                      the Servicer Party               Party (1)        Servicer (2)

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's mortgage loans (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                    X            X (8)
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X
                are maintained during the period a mortgage
                loan is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent mortgage loans including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for mortgage loans with variable
                rates are computed based on the related
                mortgage loan documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's mortgage loan documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable mortgage loan
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related mortgage loans, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                                                   X (9)
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the Servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                                                           X (9)(10)
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                                                      X (9)
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                                                                        X
                support, identified in Item
                1114(a)(1) through (3) or Item 1115 of
                this Regulation AB, is maintained as set
                forth in the transaction agreements.


(1) The activities pertaining to these criteria or portions of these criteria are performed by Vendors retained by the Servicer which provided a separate assertion of management and accompanying 1122 attestation report.
(2) These criteria are inapplicable to the Platform as of December 31, 2007 and for the Reporting Period since the Servicer, directly or through Vendors for which the Servicer has elected to take responsibility for assessing compliance with the applicable servicing criteria, was not required to perform any related activities.
(3) The Servicer has obtained an assertion of management and an accompanying 1122 attestation report from a Vendor regarding any unissued checks solely in the possession and control of such Vendor.
(4) The Servicer asserts to this item as it relates to its responsibility under each of the related transaction documents. The
Servicer maintains and prepares certain reports and delivers such reports to the related trustee/trust administrator under each of the related transaction documents. The Servicer's assertion to this item omits subpart (C) as the Servicer is not required to file reports with the Commission under the transaction documents.
(5) The Servicer asserts to this item as it relates to its responsibility under each of the related transaction documents, which requires the Servicer to calculate certain amounts collected for the pool assets it is responsible for and remit such amounts to the trustee/trust administrator under each of the related transaction documents. The Servicer makes no remittances or other distributions directly to certificateholders.
(6) The Servicer asserts to this item as it relates to its responsibility under each of the related transaction documents. The
Servicer maintains collateral or security on pool assets only upon foreclosure, collection of insurance or other necessary servicing actions as appropriate for the servicing of a pool asset. The Servicer has also elected to take responsibility for assessing compliance with a portion of such servicing activity as permitted by Interpretation 17.06 with respect to collateral and security on mortgage loan files while held by Vendors who are pursuing loss mitigation or recovery actions.
(7) The Servicer has elected to take responsibility for assessing compliance with a portion of such servicing activity as permitted by Interpretation 17.06 with respect to the safeguarding of mortgage loan files and related documents while held by Vendors who are pursuing loss mitigation or recovery actions. The Servicer also safeguards collateral or security on pool assets upon payment in full of a pool asset upon foreclosure.
(8) The Servicer has elected to take responsibility for assessing compliance with a portion of such servicing activity as permitted by Interpretation 17.06 with respect those actions pursued for loss mitigation or recovery which are performed by Vendors.
(9) Generally, the responsibility for complying with these criteria is the responsibility of one or more Vendors from whom the
Servicer has obtained an assertion of management and an accompanying 1122 attestation report.
(10) The Servicer obtained an 1122 Report from one of its Vendors, Assurant, which noted a material instance of noncompliance with this criterion.
